Report of Independent Registered Public Accounting

 Firm

To the Shareholders and Board of Trustees of Federated U.S. Government Securities Fund: 2-5 Years:

In planning and performing our audit of the financia

l statements of Federated U.S.
Government Securities Fund: 2-5 Years (the "Fund") as of and for the year ended January
31, 2014, in accordance with the standards of the Pub lic Company Accounting Oversight
Board (United States), we considered the Fund's inter nal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion o n the financial statements and to comply with the requirements of Form N-SAR, but not fo r the purpose of expressing an opinion on the effectiveness of the Fund's internal c ontrol over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is responsible for establis hing and maintaining effective internal control over financial reporting. In fulfillin g this responsibility, estimates and judgments by management are required to assess the ex pected benefits and related costs of controls. A company's internal control over financ ial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the
preparation of financial statements for external purpos es in accordance with generally accepted accounting principles. A company's internal co ntrol over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that,
in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements
 in accordance with generally
accepted accounting principles, and that receipts and e xpenditures of the company are being made only in accordance with authorizations of m anagement and directors of the
company; and (3) provide reasonable assurance regarding
 prevention or timely detection
of unauthorized acquisition, use or disposition of a co mpany's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control o ver financial reporting may not prevent or detect misstatements. Also, projections of a ny evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures
may deteriorate.
A deficiency in internal control over financial reportin g exists when the design or operation of a control does not allow management or empl oyees, in the normal course of performing their assigned functions, to prevent or detec t misstatements on a timely basis.
A material weakness is a deficiency, or a combination of
 deficiencies, in internal control
over financial reporting, such that there is a reasonab e possibility that a material misstatement of the company's annual or interim financia l statements will not be prevented or detected on a timely basis.





Our consideration of the Fund's internal control over
 financial reporting was for the
limited purpose described in the first paragraph and would
 not necessarily disclose all
deficiencies in internal control that might be materi al weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).
However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding s ecurities, that we consider to be a material weakness as defined above as of January 31, 2014.
This report is intended solely for the information and us e of management and the Board of Trustees of the Fund and the Securities and Exchange Co mmission and is not intended to be and should not be used by anyone other than these spe cified parties.


Ernst & Young LLP


Boston, Massachusetts
March 25, 2014